SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

New Century Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

18400 Von Karman, Suite 1000

Irvine, California 92612

NOTICE OF SPECIAL MEETING

Dear New Century Stockholder:

You are cordially invited to attend our Special Meeting of the Stockholders of New Century Financial Corporation on September 10, 2003 at the Hyatt Regency Irvine located at 17900 Jamboree Road, Irvine, California. The Special Meeting will begin at 8:00 a.m. You should note that the location and starting time for the Special Meeting are different than previously announced by us.

At the Special Meeting, you will be asked to consider and vote on:

1.	A proposal to amend New Century’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 45,000,000 to 100,000,000 shares; and

2.	Any other business properly presented at the Special Meeting.

Your vote is very important. Whether or not you plan to attend the Special Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. You need not be present at the Special Meeting in order to vote. You may vote by signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. If you later decide to attend the Special Meeting, you may withdraw your proxy and vote personally on each matter. Therefore, we recommend that you sign and return the enclosed proxy card without delay.

We are mailing this Proxy Statement and accompanying proxy card to you on or about August 15, 2003 as part of our Board of Directors’ solicitation of proxies to be voted at the Special Meeting, and at any adjournments of that meeting.

By Order of the Board of Directors,

Stergios Theologides

Secretary

Irvine, California

August 15, 2003

QUESTIONS AND ANSWERS

Q:     What am I voting on?

A:     A proposal to amend New Century’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of New Century’s common stock (see page 5 for details).

Q: How does the Board recommend I vote on the proposal? A: The Board recommends you vote FOR the proposal.

Q: Who is entitled to vote at the Special Meeting? A: Holders of shares of our common stock as of the close of business on the record date, July 25, 2003, are entitled to vote.

Q:     How do I vote?

A:     If you hold New Century common stock as a registered stockholder, you can vote in person at the Special Meeting or you can sign and date each proxy card you receive and return it in the prepaid envelope prior to the Special Meeting. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the proposal.

You have the right to revoke your proxy at any time before your shares are actually voted at the Special Meeting by:

 (1)   notifying our Corporate Secretary in writing at 18400 Von Karman, Suite 1000, Irvine, California 92612;

 (2)   signing and returning a proxy card dated as of a later date; or

 (3)   voting in person at the Special Meeting.

If your New Century common stock is held through a broker or bank, you will receive voting instructions from your broker or bank describing the method for voting your stock.

Q:     How will voting on any other business be conducted?

A:     Other than the proposal described in this Proxy Statement, we know of no other business to be considered at the Special Meeting. However, if any other matters are properly presented at the Special Meeting, including any postponement or adjournment of the Special Meeting, your signed proxy card authorizes Robert K. Cole, our Chairman and Chief Executive Officer, and Brad A. Morrice, our Vice Chairman, President and Chief Operating Officer, to vote on those matters according to their best judgment.

Q: Who will count the vote? A: Representatives of U.S. Stock Transfer Corporation, the independent Inspector of Elections, will count the votes.

Q:     What does it mean if I receive more than one proxy card?

A:     It probably means your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

Q: How many shares can vote?

A:     As of the record date, there were 34,758,332 shares of our common stock issued and outstanding (excluding shares of treasury stock) held of record by 78 stockholders. Holders of our common stock are entitled to one vote per share for each proposal presented at the Special Meeting.

Q: How many votes are necessary to take action at the Special Meeting?

A:     To transact business at the Special Meeting, a quorum of the shares entitled to vote must be present at the Special Meeting, whether in person or represented by proxy. A “quorum” is a majority of shares entitled to vote as of the record date, present in person or represented by proxy at the Special Meeting. Because there were 34,758,332 shares entitled to vote as of the record date, we will need at least 17,379,167 shares present, in person or represented by proxy, at the Special Meeting to establish a quorum. To approve the proposal to amend our Amended and Restated Certificate of Incorporation, a majority of the outstanding shares entitled to vote must vote in favor of the proposal. Stockholders will not have dissenters’ rights with respect to the proposal to amend our Amended and Restated Certificate of Incorporation.

Q: What happens if I abstain?

A:     If you submit a properly signed proxy card and indicate your intention to “ABSTAIN” on the proposal, your shares will still be considered present for purposes of determining whether a quorum is present but will not count as shares voted “FOR” or “AGAINST” the proposal to amend our Amended and Restated Certificate of Incorporation. However, because approval of the proposal requires the affirmative vote of a majority of the outstanding shares entitled to vote, abstentions will have the same effect as votes cast against the proposal to amend our Amended and Restated Certificate of Incorporation.

Q: How will “broker non-votes” be treated?

A:     In some cases, brokers and nominees will return proxy cards indicating that they did not receive specific voting instructions from the beneficial owner and that they lack the discretionary power to vote the shares on behalf of the beneficial owner. These are called “broker non-votes.” Broker non-votes are considered present for purposes of establishing whether a quorum is present but will not count as shares voted “FOR” or “AGAINST” the proposal to amend our Amended and Restated Certificate of Incorporation. However, because approval of the proposal requires the affirmative vote of a majority of the outstanding shares entitled to vote, broker non-votes will have the same effect as votes cast against the proposal to amend our Amended and Restated Certificate of Incorporation.

Q: Who can attend the Special Meeting?

A:     All stockholders as of the record date can attend the Special Meeting, although seating is limited. If your shares are issued in your name and not held through a brokerage account and you wish to attend the Special Meeting, please check the box on your proxy card. If your shares are held through a broker and you would like to attend the Special Meeting, please (1) write or e-mail Carrie Marrelli, our Vice President of Investor Relations, at 18400 Von Karman, Suite 1000, Irvine, California 92612, or at cmarrell@ncen.com, and (2) bring a copy of your brokerage account statement or an omnibus proxy (which you can get from your broker) to the Special Meeting.

Q: When are stockholder proposals due for the 2004 Annual Meeting?

A:     If you intend to have a proposal considered for inclusion in New Century’s proxy materials for presentation at our 2004 Annual Meeting of Stockholders, you must submit the proposal to our Corporate Secretary at New Century Financial Corporation, 18400 Von Karman Avenue, Suite 1000, Irvine, California 92612. We must receive your proposal no later than December 19, 2003. If less than 70 days’ notice is given of the 2004 Annual Meeting of Stockholders, notice is timely if delivered no later than the 10th day following the day on which public announcement of the date of our 2004 Annual Meeting of Stockholders is first given. For more information on how to include a proposal in next year’s proxy statement, please see Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.

If you wish to present a proposal at our 2004 Annual Meeting of Stockholders, you must notify us of the proposal at least 60 but not more than 90 days before the meeting date. The proposal must set forth a brief description of the business to be brought before the 2004 Annual Meeting of Stockholders, the reasons for conducting the business at the meeting, and any material interest that you or the beneficial owner of the shares, if any, has in this business. In addition, the proposal must be accompanied by your name and address as they appear on our books, the name and address of the beneficial owner, if any, and the class and number of shares that are owned by you and the beneficial owner, if any. If the proposal is not submitted as described above and in our bylaws, New Century reserves the right to declare that the proposed business was not properly brought before the 2004 Annual Meeting of Stockholders and that such business may not be transacted at the meeting.

Q:     How are proxies being solicited?

A:      The Board of Directors is soliciting your proxy for use at the Special Meeting and any adjournment thereof by mailing this proxy statement and proxy card to our stockholders of record as of July 25, 2003. In addition, some of our directors, officers and regular employees may, without extra pay, make additional solicitations by telephone or in person. We will bear the cost of this proxy solicitation. We will also reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for expenses incurred in forwarding proxy materials to beneficial owners of our shares. Lastly, we may hire a proxy solicitation company to help solicit votes. We expect that the fee of the proxy solicitation company will not exceed $5,000.

PROPOSAL YOU MAY VOTE ON

PROPOSAL 1

TO AMEND OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Proposed Amendment

New Century stockholders are being asked to approve a proposal to amend New Century’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of our common stock from 45,000,000 to 100,000,000 shares. Our board of directors determined that this amendment is advisable and should be considered at the Special Meeting to be held on September 10, 2003. The full text of the proposed Certificate of Amendment to the Amended and Restated Certificate of Incorporation is attached as Annex A to this Proxy Statement. New Century is currently authorized to issue 7,500,000 shares of preferred stock, par value $0.01 per share, and the proposed amendment will not affect this authorization.

Purposes and Effects of the Proposed Increase in the Number of Authorized Shares of New Century Common Stock

The proposed amendment would increase the number of shares of common stock New Century is authorized to issue from 45,000,000 to 100,000,000. The additional 55,000,000 shares would be part of the existing class of our common stock and, if and when issued, would have the same rights and privileges as the shares of our common stock currently issued and outstanding. As of July 25, 2003, 34,758,332 shares of our common stock were issued and outstanding, excluding shares held by New Century as treasury stock, and no shares of our preferred stock were outstanding. As of July 25, 2003, all of our remaining authorized but unissued shares of common stock were reserved for issuance, as follows:

•	5,369,114 shares were reserved for issuance under our 1995 Stock Option Plan;
•	138,868 shares were reserved for issuance under our Employee Stock Purchase Plan; and
•	4,712,400 shares were reserved for issuance upon conversion of our 3.50% Convertible Senior Notes due 2008.

Recent events have prompted our board of directors to approve an increase in our authorized common stock and to seek stockholder approval of this increase. The number of shares of common stock available for issuance by New Century has been depleted due to our previously announced three-for-two stock split paid in the form of a stock dividend on July 11, 2003. In addition, in early July 2003, we issued $210 million principal amount of our 3.50% Convertible Senior Notes due 2008. Depending upon the circumstances under which the notes are converted, the notes are convertible into shares of our common stock, cash, or a combination of cash and shares of our common stock. The maximum number of shares of our common stock into which these notes may be convertible is 6,034,686, subject to certain adjustments under the terms of the notes. We do not currently have sufficient remaining authorized shares of common stock to reserve the full number of shares issuable upon conversion of all of the notes. At the time we issued the notes, we agreed to seek stockholder approval to amend our Amended and Restated Certificate of Incorporation to increase our authorized shares of our common stock to a number sufficient to permit conversion of all of the notes into shares of our common stock. Until our stockholders approve the proposed amendment, the notes are convertible either solely into cash in lieu of our common stock or into a combination of a maximum amount of cash and a number of shares of our common stock not to exceed 4,712,400 shares in the aggregate. In addition, if our stockholders do not approve the proposed amendment prior to November 5, 2003, the notes will begin to accrue interest at the higher rate of 3.75% per annum beginning after that date. If our stockholders do not approve the proposed amendment by February 3, 2004, the interest rate will increase further to 4.25% after that date. If the proposed amendment is approved by our stockholders, the additional interest, if any, will cease to accrue and we will have the right, upon conversion of the notes, to deliver to the noteholders shares of our common stock, cash, or a combination of cash and our common stock.

We issued to an affiliate of one of the initial purchasers in the note transaction a warrant to acquire up to 6,034,676 shares of our common stock, subject to certain anti-dilution and other customary adjustments. The warrant is exercisable upon maturity of the notes. We agreed with the warrant holder to use our best efforts to seek stockholder approval of an amendment to our Amended and Restated Certificate of Incorporation increasing our authorized shares of common stock to a number sufficient to allow us to issue our common stock upon exercise of the warrant and to issue any shares we may be obligated to issue for any other purpose, including pursuant to the conversion of the notes, under our option and stock purchase plans, or otherwise. If, at the time the warrant were to be exercised, we were to have an insufficient number of authorized shares of our common stock to deliver to the warrant holder, we would be obligated to issue shares of our Series 2003A Convertible Preferred Stock in lieu of shares of our common stock. Holders of our Series 2003A Convertible Preferred Stock would be entitled to voting and dividend rights and other rights, preferences and privileges as provided in our Certificate of Designation that we filed with the Secretary of State of the State of Delaware on July 2, 2003. The proposed amendment to our Amended and Restated Certificate of Incorporation is intended to provide us with additional capacity to issue shares of our common stock, and to allow us to avoid having to issue shares of our 2003A Convertible Preferred Stock, upon exercise of the warrant.

In addition to providing us with additional authorized common stock for issuance upon conversion of our convertible notes and the exercise of our outstanding warrant, the adoption of the proposed amendment to our Amended and Restated Certificate of Incorporation is intended to provide us flexibility to make such issuances of our common stock as may be necessary to complete acquisitions or other corporate transactions, to reserve and issue shares in connection with our 1995 Stock Option Plan and Employee Stock Purchase Plan, and for other corporate purposes. Our board of directors believes it is prudent for us to have this flexibility.

The holders of our common stock are not entitled to preemptive rights or cumulative voting. Accordingly, future issuances of additional shares of our common stock or securities convertible into our common stock, whether pursuant to an acquisition or other corporate transaction or otherwise, might have the effect of diluting the voting rights and ownership of stockholders. In addition, future issuances could have the effect of diluting our earnings per share and book value per share. The availability for issuance of additional shares of our common stock could discourage or make more difficult efforts to obtain control of New Century. For example, the issuance of shares of our common stock in a public or private sale, merger, or similar transaction would increase the number of shares of our common stock outstanding, thereby possibly diluting the interest of a party attempting to obtain control of New Century. We are not aware of any pending or threatened efforts to acquire control of New Century.

Vote Required for Approval

The affirmative vote of the holders of a majority of the outstanding shares of New Century common stock entitled to vote as of the record date is required to approve the proposed amendment to our Amended and Restated Certificate of Incorporation.

Effective Date of Proposed Amendment

If the proposed amendment to our Amended and Restated Certificate of Incorporation is adopted by the required vote of our stockholders, we currently intend to file the amendment with the Secretary of State of the State of Delaware as soon as practicable following such stockholder approval.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU

VOTE “FOR” APPROVAL OF THIS PROPOSAL TO AMEND THE AMENDED AND

RESTATED CERTIFICATE OF INCORPORATION

SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND PRINCIPAL STOCKHOLDERS

On July 25, 2003, the record date for the Special Meeting, 34,758,332 shares of our common stock were outstanding, excluding shares held by New Century as treasury stock. No shares of any other class of our stock were outstanding. Only stockholders of record as of July 25, 2003 are entitled to vote at the Special Meeting and at any adjournment thereof. Holders of our common stock are entitled to one vote per share on all matters to come before the Special Meeting and at any adjournment thereof.

The following table sets forth information as of July 25, 2003 with respect to the beneficial ownership of our common stock by:

(1)	each person known by us to beneficially own more than 5% of our common stock;
(2)	each of our directors;
(3)	our chief executive officer and each of our four other most highly compensated executive officers serving at the end of the fiscal year ended December 31, 2002; and
(4)	all of our directors and executive officers as a group.

For purposes of this table and except as otherwise indicated, beneficial ownership includes both voting and investment power with respect to the shares shown.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class

Greenlight Capital, L.L.C. (3)	2,543,250	7.3

Executive Officers and Directors

Robert K. Cole (4)	1,607,610	4.6

Edward F. Gotschall (5)	1,546,943	4.4

Brad A. Morrice (6)	1,410,233	4.0

Patrick J. Flanagan (7)	193,022	*

Patrick H. Rank (8)	102,641	*

Fredric J. Forster (9)	67,500	*

Donald E. Lange	7,500	*

William J. Popejoy	—	—

Michael M. Sachs (10)	828,123	2.4

Terrence P. Sandvik (11)	45,202	*

Richard A. Zona (12)	52,500	*

Executive Officers & Directors as a Group (11 persons) (13)	5,861,274	16.2
*	Less than 1%.

(1)	Each of the directors and executive officers listed can be contacted through New Century Financial Corporation at 18400 Von Karman, Suite 1000, Irvine, California 92612.

(2)	If a stockholder holds options or other securities that are exercisable or otherwise convertible into our common stock within 60 days of July 25, 2003, we treat our common stock underlying those securities as owned by that stockholder and as outstanding shares when we calculate that stockholder’s percentage ownership of our common stock. However, we do not consider that common stock to be outstanding when we calculate the percentage ownership of any other stockholder.

(3)	Greenlight Capital, L.L.C. is located at 420 Lexington Avenue, Suite 1740, New York, New York 10170. The address and share information for Greenlight Capital, L.L.C. is based solely on a Schedule 13D filed on December 13, 2002.

(4)	Includes 384,333 shares of our common stock issuable pursuant to options exercisable within 60 days of July 25, 2003.

(5)	Includes 492,832 shares of our common stock issuable pursuant to options exercisable within 60 days of July 25, 2003.

(6)	Includes 131,074 shares of our common stock issuable pursuant to options exercisable within 60 days of July 25, 2003 and 18,154 shares owned by the Samantha H. Morrice Trust, the sole beneficiary of which is Mr. Morrice’s daughter.

(7)	Includes 34,298 shares of our common stock issuable pursuant to options exercisable within 60 days of July 25, 2003.

(8)	Includes 12,750 shares of our restricted stock vesting within 60 days of July 25, 2003 and 44,629 shares of our common stock issuable pursuant to options exercisable within 60 days of July 25, 2003.

(9)	Includes 67,500 shares of our common stock issuable pursuant to options exercisable within 60 days of July 25, 2003.

(10)	Includes 337,848 shares of our common stock owned by Westrec PS Plan, of which Mr. Sachs is the trustee and sole beneficiary, 5,250 shares of our common stock owned by Mr. Sachs’ wife and 52,500 shares of our common stock issuable pursuant to options exercisable within 60 days of July 25, 2003.

(11)	Includes 45,000 shares of our common stock issuable pursuant to options exercisable within 60 days of July 25, 2003.

(12)	Includes 52,500 shares of our common stock issuable pursuant to options exercisable within 60 days of July 25, 2003.

(13)	Includes 1,317,416 shares of our common stock issuable pursuant to options exercisable or restricted stock vesting within 60 days of July 25, 2003.

Annex A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

NEW CENTURY FINANCIAL CORPORATION,

a Delaware corporation

It is hereby certified that:

1.    The name of the corporation is New Century Financial Corporation (the “Corporation”).

2.    The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Section 4.1 of Article IV thereof and by substituting in lieu thereof the following new Section 4.1 of Article IV:

“Section 4.1    Capital Stock.    The total number of shares of capital stock which the Corporation shall have the authority to issue is 107,500,000, of which (i) 100,000,000 shares shall be Common Stock, par value $0.01 per share (the “Common Stock”), and (ii) 7,500,000 shares shall be Preferred Stock, par value $0.01 per share (the “Preferred Stock”). The Board of Directors of the Corporation shall have the full authority permitted by law to fix by resolution full, limited, multiple, fractional or non-voting rights, and such designations, preferences, limitations or restrictions thereof of any series that may be desired in respect of the Preferred Stock.”

3.    The amendment of the Amended and Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Remainder of Page Intentionally Left Blank]

A-1

IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed by a duly authorized officer of the Corporation on the              day of                 , 2003.

NEW CENTURY FINANCIAL CORPORATION

By:

Name: Robert K. Cole Title: Chairman and Chief Executive Officer

A-2

PROXY

NEW CENTURY FINANCIAL CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF THE COMPANY FOR SPECIAL MEETING, SEPTEMBER 10, 2003

The undersigned, a stockholder of NEW CENTURY FINANCIAL CORPORATION, a Delaware corporation (the “Company”), acknowledges receipt of a copy of the Notice of Special Meeting, the accompanying Proxy Statement; and, revoking any proxy previously given, hereby constitutes and appoints Robert K. Cole and Brad A. Morrice and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to vote the shares of common stock of the Company standing in the name of the undersigned at the Special Meeting of the Company to be held at the Hyatt Regency Irvine, 17900 Jamboree Road, Irvine, California, on Wednesday, September 10, 2003 at 8:00 a.m., local time, and at any adjournment thereof, on all matters coming before said meeting.

The Board of Directors recommends a vote FOR Item 1.

1.	Adoption of a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation that would increase the number of authorized shares of our common stock from 45,000,000 to 100,000,000 shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	In their discretion, upon any other matters as may properly come before the Special Meeting or at any adjournment thereof, including the postponement or adjournment of such meeting.

(Continued, and to be marked, dated and signed, on other side)

THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.

Dated: , 2003

Dated: , 2003

(Signature of Stockholder)

(Signature of Stockholder)

This proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc. should give full title, as such. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.

☐ Please check this box if you plan to attend the Special Meeting of Stockholders.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.